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                                                                    Exhibit 23.1


November 13, 1997


Board of Directors
Dynacraft Golf Products, Inc. and Subsidiary
71 Maholm Street
Newark, Ohio 43055

We consent to the use of our report dated March 5, 1997 (except for Note N, as to which the date is August 29, 1997) and to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2) and related Prospectus of Dynacraft Golf Products, Inc.


                             /s/ Wilson, Shannon & Snow, Inc.


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